EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with Quarterly Report of Comtech Group, Inc. and its subsidiaries (the “Company”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jeffrey Kang, Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2006	By:	/s/ Jeffrey Kang
	Name:	Jeffrey Kang
	Title:	Chief Executive Officer